Exhibit 99.1

Max Capital Group Ltd. Has No Known Exposure to Madoff Investment Securities
December 12, 2008

HAMILTON, Bermuda, Dec 12, 2008 (BUSINESS WIRE) — Max Capital Group Ltd. (NASDAQ: MXGL; BSX: MXGL BH) today announced that it has no known exposure to funds managed by Bernard L. Madoff Investment Securities LLC.

Max Capital Group Ltd., through its operating subsidiaries, provides specialty insurance and reinsurance products to corporations, public entities, property and casualty insurers and life and health insurers.

This release includes statements about future economic performance, finances, expectations, plans and prospects of Max Capital Group Ltd. that constitute forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those suggested by such statements. For further information regarding cautionary statements and factors affecting future results, please refer to Max Capital’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q filed subsequent to the Annual Report and other documents filed by Max Capital with the SEC. Max Capital undertakes no obligation to update or revise publicly any forward-looking statement whether as a result of new information, future developments or otherwise.

SOURCE: Max Capital Group Ltd.
Max Capital Group Ltd.
N. James Tees, 1-441-293-8800
Executive Vice President
jim.tees@maxcapservices.com
or
Kekst and Company
Roanne Kulakoff, 1-212-521-4837
roanne-kulakoff@kekst.com